November 13, 2009

Conquest Petroleum Incorporated
24900 Pitkin Road, Suite 308
Spring, Texas 77386

Re:	Conquest Petroleum Incorporated Registration Statement on Form S-1, Registration

Ladies and Gentlemen:

We have acted as counsel to Conquest Petroleum Incorporated, a Texas corporation (the “Company”), in connection with the preparation of the Company’s registration statement on Form S-1 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”), filed with the Securities and Exchange Commission (the “Commission”).  The Registration Statement relates to the resale registration by certain selling stockholders, identified as such in the Registration Statement, of an aggregate of up to 6,556,100 shares of the Company’s common stock, par value $0.00001 per share (the “Shares”), (i) of which 260,000 Shares have been issued to YA Global Master SPV Ltd. (“YA Global”), pursuant to a certain Standby Equity Distribution Agreement (the “SEDA”) with YA Global and of which 1,416,100 Shares have been issued to Greater European Fund, Maxim TEP, Limited, and Potomac Capital, LLC (collectively, the “Selling Stockholders” and the “Outstanding Shares”) and (ii) the remainder of which may be issued from time to time pursuant to the SEDA (the “SEDA Shares” and together with the Outstanding Shares, the “Shares”).  All of the Shares are being registered on behalf of the Selling Stockholders.

We have reviewed the Registration Statement, including the prospectus contained therein (the “Prospectus”), and the Articles of Incorporation and Amended Bylaws of the Company, each as amended to date.  In addition, we have examined originals or photostatic or certified copies of certain of the records and documents of the Company, copies of public documents, certificates of officers of the Company, and such other agreements, instruments and documents as we have deemed necessary in connection with the opinion hereinafter expressed.  As to the various questions of fact material to the opinion expressed below, we have relied upon certificates or comparable documents of officers and representatives of the Company without independent check or verification of their accuracy.

In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such latter documents.

We are admitted to practice law in the State of Texas, and we render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the state laws of the State of Texas and the federal laws of the United States of America.

In connection with our opinion expressed below, we have assumed that, at or prior to the time of the delivery of any Shares, the Registration Statement will have been declared effective under the Securities Act, the registration will apply to such Shares and will not have been modified or rescinded, issuance of the Shares will have complied with all applicable state securities laws, and there will not have occurred any change in law affecting the validity of the issuance of such Shares.

Based on our examination described above, subject to the assumptions and limitations stated herein, and relying on the statements of fact contained in the documents that we have examined, we are of the opinion that the Outstanding Shares have been duly authorized and are validly issued, fully paid and non-assessable, and that, with respect to the SEDA Shares, when (i) the Registration Statement, as finally amended, has become effective under the Securities Act, (ii) an appropriate prospectus supplement with respect to the SEDA Shares has been prepared, filed and delivered in compliance with the Securities Act and the applicable rules promulgated thereunder and (iii) the SEDA Shares are issued and paid for in accordance with the terms and conditions of the SEDA, the SEDA Shares will be validly issued, fully paid and nonassessable.  It is understood that this opinion is to be used only in connection with the offer and sale of the Shares while the Registration Statement is in effect.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement.  We further consent to the reference to our firm under the caption “Legal Matters” in the Prospectus constituting a part of the Registration Statement.  In giving this consent, we are not admitting that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,

/s/  Haynes and Boone, LLP